Exhibit 99.(d)(7)(i)

SUBADVISORY AGREEMENT

This AGREEMENT is made effective on the 1st day of November, 2021, among FIAM, LLC, a Delaware Limited Liability Company (the “Subadviser”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), and Pacific Funds Series Trust, a Delaware Statutory Trust (the “Trust”).

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Investment Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Subadviser is registered with the SEC as an investment adviser under the Advisers Act;

WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various funds of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge certain of the Investment Adviser’s responsibilities with respect to the investment management of such funds;

WHEREAS, the Trust and the Investment Adviser desire to retain the Subadviser to furnish certain investment advisory services to one or more funds of the Trust, and the Subadviser is willing to furnish such services to such funds and the Investment Adviser in the manner and on the terms hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Investment Adviser, and the Subadviser as follows:

1.            Appointment. The Trust and the Investment Adviser hereby appoint Subadviser to act as subadviser to provide certain investment advisory services to the fund(s) of the Trust, and/or a designated portion of the fund(s) (if applicable, as listed on Exhibit A attached hereto (individually, a “Fund” and together, the “Funds”) for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.

In the event the Investment Adviser wishes to retain the Subadviser to render investment advisory services to one or more funds of the Trust other than the Fund(s), the Investment Adviser shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Trust and the Investment Adviser in writing, whereupon the parties shall revise Exhibit A to reflect such additional fund(s) and each such fund shall become a Fund hereunder and be subject to this Agreement.

2.            Subadviser Duties. Subject to the supervision of the Board of Trustees of the Trust (the “Board”) and the Investment Adviser, the Subadviser will render investment advisory services to each Fund listed on Exhibit A. The Subadviser will conduct a continuous program of evaluation, investment, purchases and/or sales, and reinvestment of a Fund’s assets by determining the securities, cash and other investments, including, but not limited to, futures, options contracts, swaps and other derivative instruments, if any and to the extent permitted in the written investment policies of a Fund as reflected in such Fund’s then-current Prospectus and Statement of Additional Information in the Registration Statement filed on Form N-1A under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as supplemented or amended from time to time and furnished to the Subadviser (the “Prospectus” and “SAI,” respectively, and “Registration Statement” when referring collectively to the “Prospectus” and “SAI”), that shall be purchased, entered into, retained, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of a Fund should be held in the various securities and other investments in which it may invest, and the Subadviser is hereby authorized to execute and perform such services on behalf of a Fund. To the extent permitted by the written investment policies of a Fund as reflected in such Fund’s then-current Prospectus and SAI, the Subadviser shall make decisions for a Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies (collectively, “FX”) and shall execute and perform the same on behalf of the Fund. The Subadviser will execute FX transactions for the Account in accordance with the Subadviser’s standard FX policies and procedures. With respect to trading in restricted currencies or when foreign exchange trading has been otherwise delegated to a Fund’s custodian, however, such transactions will be reviewed by Subadviser only to the extent mutually agreed upon by the Subadviser and the Investment Adviser.  The Subadviser is authorized to and shall exercise tender offers, exchange offers and vote proxies on behalf of a Fund, each as the Subadviser determines is in the best interest of the Fund in accordance with the Subadviser’s proxy voting policy. To the extent permitted by the written investment policies of a Fund, as reflected in such Fund’s Prospectus and SAI, the Subadviser is authorized, on behalf of the Fund, to enter into derivatives agreements (e.g., futures account agreements, MSFTA master agreements, ISDA master agreements and related documents) and to open accounts and take other necessary or appropriate actions related thereto, in accordance with Trust Procedures (as defined in Section 2(a)(3) below). The Subadviser is also authorized, on behalf of a Fund, to (i) enter into brokerage agreements and other agreements and execute any documents necessary to make investments pursuant to such Fund’s objectives, investment policies and investment restrictions as stated in the Prospectus and SAI as amended from time to time. The Subadviser is authorized to effect cross transactions between a Fund and other accounts managed by the Subadviser and its affiliates in accordance with the Subadviser’s policies and procedures consistent with applicable requirements under the 1940 Act and Trust Procedures.

In performing these duties, the Subadviser:

(a)      will comply with (1) the applicable provisions of the 1940 Act, the Advisers Act and all applicable rules and regulations and regulatory guidance thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC applicable to the Trust, to the Investment Adviser (as provided to the Subadviser  by the Investment Adviser), or to the Subadviser), including performing its obligations under this Agreement as a fiduciary to each Fund and its shareholders; (2) applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and regulatory guidance, releases and interpretations related thereto; (3) any applicable written procedures, policies and guidelines adopted by the Board and furnished to the Subadviser (“Trust Procedures”);

(4) the Trust’s or Fund’s investment goals, investment policies and investment restrictions as stated in its Prospectus and SAI; (5) Sections 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”); (6) any other applicable laws and regulations, including without limitation, proxy voting regulations; and (7) the applicable provisions of the Commodity Exchange Act (“CEA”) and all applicable rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the Commodity Futures Trading Commission (“CFTC”) and/or the National Futures Association (“NFA”) to the Investment Adviser (as provided to the Subadviser by the Investment Adviser), or to the Subadviser).

(b)           to the extent that the Subadviser engages in transactions subject to Section 18(f) or Rule 18f-4 of the 1940 Act, Subadviser agrees to comply with applicable law and regulations, including relevant SEC rules and regulations, consistent with Trust Procedures and Subadviser’s policies and procedures and the requirements of broker/dealers who may execute transactions for the Fund in connection therewith.

(c)           will on an annual basis make best efforts to identify and inform Investment Adviser of each position in a Fund that constitutes a Business Development Company (“BDC”), as that term is defined in Section 2(a)(48) of the 1940 Act, as amended.

(d)        is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for a Fund, for broker-dealer and futures commission merchant (“FCM”) selection, and for negotiation of commission rates. The Subadviser’s primary consideration in effecting a security or other transaction will be to use best efforts to seek best execution for a Fund, taking into account the factors specified in the Prospectus and SAI, and the Subadviser’s policies and procedures, including commission rates and the value of research and investment information provided by the brokers or dealers, and any other relevant factors, as described more fully in the Subadviser’s Form ADV Part 2A. Subject to such policies as the Board may determine and consistent with Section 28(e) of the 1934 Act, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay an amount of commission for effecting a Fund transaction to a broker or dealer, acting as agent, in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s (or its affiliates’) overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and applicable Trust Procedures, the Subadviser  is further authorized to place orders on behalf of a Fund through the Subadviser if the Subadviser is registered as a broker or dealer with the SEC or as a FCM with the CFTC, through any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, including Fidelity Capital Markets Services (FCMS), a division of National Financial Services LLC (NFS), and Luminex Trading & Analytics LLC, a registered broker-dealer and alternative trading system, or through such brokers and dealers that also provide research or statistical research and material, or other services to a Fund or the Subadviser.  In addition, Fund trades may be executed through alternative trading systems or national securities exchanges, including MEMX, in which affiliates of the Subadviser have an interest.  Such allocation shall be in such amounts and proportions as the Subadviser shall determine consistent with the above standards, and, upon reasonable request, the Subadviser will provide information regarding the brokers, dealers or FCMs to which such allocations have been made with respect to the Funds.  The Subadviser is authorized to open brokerage accounts on behalf of a Fund in accordance with the Subadviser’s policies and procedures.  The Subadviser shall not direct brokerage to any broker-dealer in recognition of, or otherwise take into account in making brokerage allocation decisions, sales of shares of a Fund or of any other investment vehicle by that broker-dealer.

(e)        may, on occasions when the purchase or sale of a security or other investment is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations and consistent with the Subadviser’s policies and procedures, but shall not be obligated to, aggregate the securities or other investments to be so sold or purchased by a Fund with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement as furnished to the Subadviser.  In such event, allocation of the securities or other investments so purchased or sold by a Fund, as well as the expenses incurred in the transaction, will be made by the Subadviser in a manner that is fair and equitable and consistent with the Subadviser’s fiduciary obligations to the Fund and to such other clients.

(f)           will, in connection with the purchase and sale of securities or other investments for a Fund, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Trust, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, CUSIP, SEDOL, or other numbers that identify securities or other investments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund, and with respect to Fund securities or other investments to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and recordkeeping agent, and, if required, the Investment Adviser.  The Subadviser agrees to comply with such rules, procedures and time frames as the Trust’s custodian may reasonably set or provide with respect to the clearance and settlement of transactions for a Fund, including but not limited to submission of trade tickets.  Any Fund assets shall be delivered directly to the Trust’s custodian.  The Subadviser and its respective affiliates shall at no time have custody or physical control of any assets or funds of the Funds.  The parties acknowledge that the Subadviser is not a custodian for the Funds’ assets and will not take possession or custody of such assets or funds. Investment Adviser agrees that Subadviser will not be liable for any act or omission of any custodian, except to the extent that such act or omission is taken at the direction of Subadviser, in its sole discretion. All costs related to the services of the custodian will be paid by the Funds. Investment Adviser will advise the Funds’ custodian of the Funds’ retention of Subadviser and will instruct and direct the custodian to comply with and honor requests and instructions of Subadviser made or given in connection with the exercise of the authority granted to Subadviser in this Agreement.  Accordingly, if Subadviser transmits any inaccurate or erroneous trade tickets or other documentation relating to a transaction or provides such information beyond the above required timeframes, Subadviser shall be responsible for any direct loss (including transaction costs) incurred by the Trust in accordance with the Subadviser’s applicable policies and procedures unless such loss was a direct result of a third party or the custodian’s error, willful misfeasance, bad faith, or gross negligence in the performance of its duties.

(g)           Although the Subadviser is not the Trust’s pricing agent and is not responsible for valuing the Funds’ securities or other holdings, Subadviser will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust’s valuation policy and procedures (including its appendices) and/or the current Prospectus and SAI (both of which may be updated from time to time and shall be provided to the Subadviser), to the extent such Trust policies and procedures are not inconsistent with the Subadviser’s applicable policies and procedures, the value of any of a Fund’s holdings or other assets of a Fund for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Subadviser or identifies for review by the Subadviser. Such reasonable assistance shall include (but is not limited to) providing the following valuation services for a Fund:

i.                      notifying the Investment Adviser as soon as practicable if in the Subadviser’s reasonable assessment: there is sufficient evidence that a market price does not accurately represent fair value of the security, based on publicly available information; where a market quotation is not readily available or is deemed to be unreliable (pursuant to the applicable policies and procedures of the Subadviser); or otherwise where such holding requires a review to determine if a fair valuation is necessary pursuant to the policies and procedures of the Subadviser used to determine the value of portfolio holdings (each, a “Fair Valuation Event”) on the same day that the Fair Valuation Event occurs, prior to 7 PM Eastern Time, or for Fair Valuation Events occurring near 7PM Eastern Time, as soon as practicable after the event occurs.  Notifications in this subparagraph may be provided by Subadviser’s sending of a fair value report to Investment Adviser that includes all holdings held by the Funds for which a notification is required under this subparagraph;

ii.                  providing fair valuations or recommendations for fair valuations to the Investment Adviser as a result of a Fair Valuation Event, in accordance with the policies and procedures of the Subadviser, on the same day that the Fair Valuation Event occurs, prior to 7 PM Eastern Time, or for Fair Valuation Events occurring near 7PM Eastern Time, as soon as practicable after the event occurs;

iii.              designating and providing timely same-day access on an as-needed basis and upon the reasonable request of the Investment Adviser or custodian, to one or more employees of the Subadviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Investment Adviser’s or the Board’s Valuation Committees convene due to a Fair Valuation Event;

iv.              upon the request of the Investment Adviser or custodian, provide reasonable assistance in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Fund; and

v.                  maintaining adequate records and written backup information with respect to the valuation services provided hereunder and providing such information to the Investment Adviser or the Trust upon request. Such records shall be deemed to be Trust records although the Subadviser is permitted to maintain copies of those records in accordance with regulatory requirements or the Subadviser’s internal recordkeeping requirements.

The Subadviser shall have written policies and procedures that address the above requirements and timelines or have a policy that states that such policies and procedures cover sub-advisory relationships. If Subadviser fails to communicate a Fair Valuation Event within the timeline outlined in this Section 2(g) of this Agreement that directly results in the Fund having a “material pricing error” (as defined in the Trust’s Pricing Error Policy), Subadviser shall be, in accordance with Sections 14 and 15 of this Agreement, responsible for such resulting loss incurred by the Trust (which loss will not include losses or expenses that are not direct losses to the Trust) as a result of a late reported (or non-reported) fair valuation of a portfolio holding, unless the failure to report is related to an incident beyond the Subadviser’s control. The Investment Adviser agrees to use its best efforts to minimize the loss to the extent it is reasonably able to do so and permissible under applicable rules and regulations.

Information identifying security level fair valuations will be provided to the Investment Adviser, or its agent, in a manner and format agreed upon by the Investment Adviser and the Subadviser.  The fair valuation information provided by the Subadviser may be used by the Investment Adviser, or its agent, at its discretion, for purposes of making its own fair valuation determination in pricing the Funds’ securities. In the event the Investment Adviser seeks assistance from the Subadviser regarding the fair value of a security that the Subadviser has determined not to fair value in accordance with the Subadviser’s valuation procedures, the Subadviser will provide reasonable assistance to the Investment Adviser on a best efforts basis within the timeframe outlined in Section 2(g) of this Agreement.

The Investment Adviser acknowledges and agrees that (a) the valuation information provided by Subadviser is for informational purposes only, (b) in no event will Subadviser be responsible or liable for Investment Adviser’s or a Fund’s use or non-use of the information provided by Subadviser, and Subadviser makes no warranties, express or implied, regarding the accuracy or completeness of such information, and (c) Investment Adviser will use its best efforts to mitigate any loss to the Fund to the extent it is reasonably able to do so and permissible under applicable rules and regulations to the extent Subadviser fails to communicate a Fair Valuation Event within the timeline outlined in this Section 2(g).

(h)         will maintain and preserve records relating to investments made by the Subadviser as required under the 1940 Act, the Advisers Act, and/or Commodity Exchange Act (including the rules and regulations of the CFTC and NFA). The Subadviser will make available to the Trust and the Investment Adviser promptly upon reasonable advance request, copies of any of the Subadviser’s investment records and ledgers maintained by the Subadviser relating to a Fund (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust), as are reasonably necessary to assist the Trust and the Investment Adviser in complying with requirements of the 1940 Act, the Advisers Act, the Commodity Exchange Act (including the rules and regulations of the CFTC and NFA) as well as other applicable laws, and upon request and agreement by the Subadviser will furnish to regulatory authorities having the requisite authority any information or reports specifically related to the Fund in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(i)         will upon reasonable request regularly report to the Board on the Subadviser’s  investment program of the Fund(s), including the issuers and securities held in the Fund(s), and will furnish to the Board and/or the Investment Adviser such periodic and special reports as the Board and/or Investment Adviser may reasonably request, including but not limited to: compliance checklists; reports concerning transactions and performance of the Fund(s); reports regarding compliance with the Trust’s procedures regarding affiliated transactions, liquidity determinations, and fundamental investment restrictions; reports regarding compliance with the Subadviser’s Code of Ethics; and such other reports or certifications that the Investment Adviser may reasonably request from time to time.

(j)         will adopt a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of the Code of Ethics. Within 60 days of the end of each calendar quarter during which this Agreement remains in effect, the president, a vice president, the chief compliance officer, a managing director, or other senior officer (as the Investment Adviser determines appropriate) of the Subadviser shall certify to the Investment Adviser that (a) the Subadviser had a Code of Ethics that complied with the requirements of Rule 17j-1 during the previous calendar quarter, (b) the Code of Ethics contains procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the 1940 Act, as amended) from violating the Code of Ethics, and that (c), except as otherwise disclosed, there have been no material violations or material changes of the Code of Ethics or, if a material violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Trust, the Subadviser shall provide assistance with respect to reasonable inquiries regarding material violations of the Code of Ethics, including in the Subadviser’s sole discretion either, (i) permitting representatives of the Investment Adviser and the Trust to examine the reports and records related to the reported material violations required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics or (ii) providing summaries of such reports and records.

(k)       will provide to the Investment Adviser a copy of the Subadviser’s Form ADV Part 2A, and any supplements or amendments thereto, as filed with the SEC, on an annual basis (or more frequently if requested by the Investment Adviser or the Board) including any portion of which contains disclosure of legal or regulatory actions.  The Subadviser represents and warrants that it is a duly registered investment adviser under the Advisers Act and will notify the Investment Adviser in writing if an action is brought by any regulatory body which is reasonably anticipated to affect that registration. The Subadviser will provide a list of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets for the Fund(s).

(l)         will be responsible for meeting the Subadviser’s regulatory obligations, including the preparation and filing of such reports with respect to the assets of a Fund reflecting holdings over which the Subadviser or its affiliates have investment discretion as may be required from time to time, including but not limited to Schedule 13G and Form 13F.

(m)      will not permit any employee of the Subadviser to have any material involvement with the management of a Fund if such employee has:

i.                been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person’s conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the CEA;

ii.            been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

(n)       will assist the Investment Adviser, the Trust, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Subadviser hereunder. Specifically, and without limitation to the foregoing, the Subadviser agrees to provide certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that correspond to and/or support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, N-CEN, N- PORTs, shareholder reports, financial statements, and other disclosure documents or regulatory filings.

(o)       is, along with its affiliated persons, permitted to enter into transactions with the other funds of the Trust and affiliated persons of those other funds of the Trust (collectively, the “Other Funds”). In doing so, the Subadviser is prohibited from consulting with the Investment Adviser or other subadvisers of these Other Funds concerning securities transactions of a Fund except for the purpose of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.

(p)       will exercise voting rights with respect to securities held by a Fund in accordance with written policies and procedures adopted by the Subadviser, which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related SEC guidance relating to such statutes and regulations (collectively, “Proxy Voting Policies and Procedures”). The Subadviser shall vote proxies on behalf of a Fund in a manner deemed by the Subadviser to be in the best interests of the Fund pursuant to the Subadviser’s written Proxy Voting Policies and Procedures. Subadviser is authorized and directed to instruct a Fund’s custodian to forward promptly to Subadviser copies of all proxies and shareholder communications relating to securities held in the Funds (other than materials relating to legal proceedings). The Investment Adviser and Trust agree that Subadviser will not be responsible with regard to the voting of proxies if Subadviser has not received such proxies or related shareholder communications on a timely basis. Subadviser has the authority to engage a service provider to assist with administrative functions related to voting proxies. The Subadviser shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement. The Subadviser shall report to the Investment Adviser in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX). The Subadviser shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own Proxy Voting Policies and Procedures and applicable federal statutes and regulations.

(q)       will provide reasonable information to the Trust and the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-1 under the 1940 Act, including, in the event of any relevant regulatory exams of the Subadviser, providing notice of any material deficiencies, and providing notice of any material changes to the Subadviser’s business operations that will likely, in the Subadviser’s  reasonable determination, have a material adverse effect on the services provided by Subadviser under this Agreement. Specifically, the Subadviser represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Subadviser’s compliance program, which access shall include on-site visits with the Subadviser as may be reasonably requested and agreed upon by the parties from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Subadviser agrees to certify and provide the Subadviser’s written compliance policies and procedures, with sufficient information as may be reasonably determined by the CCO related to the design and implementation of the Subadviser’s compliance program.

(r)        will comply with the Trust’s policy on selective disclosure of portfolio holdings of funds of the Trust (the “Disclosure of Portfolio Holdings Policy”), as provided in writing to the Subadviser and as may be amended from time to time. As such, the Subadviser agrees not to trade on non-public portfolio holdings information of the funds of the Trust in a manner inconsistent with applicable federal and state securities law or applicable international law, including anti-fraud provisions of such laws, or inconsistent with any internal policy adopted by the Subadviser to govern trading of its employees. Compliance with the Disclosure of Portfolio Holdings Policy includes the requirement of entering into confidentiality agreements with certain third parties who will receive non-public portfolio holdings of the funds of the Trust that meet the minimum requirements of the Disclosure of Portfolio Holdings Policy. The Subadviser will provide any such agreements to the Investment Adviser or the Trust, along with any amendments or supplements thereto, from time to time on an ongoing basis only if reasonably requested by the Investment Adviser or the Trust, provided however that the Subadviser may provide only those parts of the agreements that relate to ensuring compliance with the Disclosure of Portfolio Holdings Policy or other Trust Procedures. The Subadviser agrees to provide a certification with respect to compliance with Trust Procedures as may be reasonably requested by the Trust from time to time.

(s)        will notify the Investment Adviser promptly in the event that, in the judgment of the Subadviser, Fund share transaction activity becomes disruptive to the ability of the

Subadviser to effectively manage the assets of a Fund consistent with the Fund’s investment objectives and policies.

(t)        will provide reasonable assistance as may be reasonably requested by the Investment Adviser in connection with compliance by a Fund with any current or future legal and regulatory requirements related to the services provided by the Subadviser hereunder.

(u)       will provide such certifications to the Trust as the Trust or the Investment Adviser may reasonably request related to the services provided by the Subadviser hereunder, including (but not limited to) certifications of compliance with Trust Procedures, the Registration Statement, and applicable securities regulations.

(v)       will, upon reasonable request and reasonable inquiry by the Investment Adviser, provide information to Investment Adviser in order to assist the Investment Adviser with domestic or foreign class action litigation involving securities or other investments purchased by the Subadviser that are held or were previously held by a Fund. The Subadviser will promptly forward to the Investment Adviser any notifications, documentation, checks or other items received regarding class action litigations involving a Fund.  Notwithstanding the foregoing and any Trust policies and procedures, the Subadviser  shall have no responsibility to, and shall not initiate, compile or file claims on behalf of a Fund or the Investment Adviser for any legal proceedings, including bankruptcies or class actions, relating to securities or other investments currently or previously held in the Fund, or involving the issuers of such securities.

(w)      will provide reasonable assistance to the Investment Adviser with respect to the annual audit of the Trust’s financial statements, including, but not limited to: (i) providing broker contacts as needed for obtaining trade confirmations (in particular with respect to investments in loans (including participations and assignments) and all derivatives, including swaps); (ii) providing copies of all documentation relating to investments in loans (including participations and assignments) and derivative contracts, within a reasonable time after the execution of such documentation; (iii) providing assistance in obtaining trade confirmations in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such confirmations directly from the brokers; and (iv) obtaining market quotations for investments (including investments in loans (including participations and assignments) and derivatives) that are not readily ascertainable in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such market quotations through independent means.

(x)       will, upon request on an annual basis as part of a Fund’s 15(c) contract renewal process, inform the Investment Adviser (i) if the Subadviser acts as sub-adviser to another U.S. registered mutual fund that follows the same investment strategy as a Fund and (ii) if so, whether the Subadviser’s fee rate is less than the rate charged the Investment Adviser for management of the Fund. Nothing shall obligate the Subadviser to offer any such lower fee rate with respect to Subadviser’s management of a Fund.

(y)       will promptly notify Investment Adviser if Subadviser plans to change its trading strategy with respect to a Fund in a way that requires the Investment Adviser to register with the CFTC and NFA as a commodity pool operator or file an exemption from registration if the Investment Adviser is already registered as a commodity pool operator for the Trust. Subadviser agrees to provide reasonable advance notification (in no event less than 30 days) to

Investment Adviser of the change in trading strategy so that Investment Adviser has adequate time to comply with all filing and disclosure obligations of commodity pool operators of the CFTC and NFA. Subadviser agrees that it will provide, upon request, all reasonable assistance and information necessary to Investment Adviser for Investment Adviser to comply with such CFTC and NFA requirements.  Subadviser also agrees that it will take all actions required of it by the CFTC and NFA as a result of the change in status, including registration as a commodity trading adviser.

(z)        will maintain and preserve a business continuity plan (“BCP”) pursuant to the requirements of the 1940 Act, the Advisers Act and other applicable regulations. Subadviser will make available to the Trust and the Investment Adviser information regarding the Subadviser’s BCP, including a summary of the BCP and BCP testing results.

(aa)     will comply with all applicable federal, state and local tax laws, including the Foreign Account Tax Compliance Act (FATCA), as applicable, and upon reasonable request will provide appropriate documentation to the Investment Adviser and/or its agent or custodian to assist such parties in determining whether to apply withholding tax on payments made to certain foreign financial institutions and non-financial foreign entities in compliance with FATCA. To the extent either party to a Fund trade withholds payment of any amount in accordance with FATCA, such amounts shall not be subject to offsets. It is understood that the Subadviser does not have responsibility as withholding agent under Section 1471 of the Code for any withholdable payments made by the Investment Adviser. As such, it is not possible for the Subadviser to certify that all of a Fund’s transactions that the Subadviser initiates or approves are FATCA compliant, as only the U.S. withholding agent in its sole discretion will determine whether a payee is FATCA compliant. The Subadviser will cooperate with the Investment Adviser and its tax advisors/custodians to provide any information reasonably requested by the Investment Adviser or its agent in order to aid such parties in determining whether any FATCA withholding is required.

(bb)    The Subadviser is also authorized, on behalf of a Fund, to (i) issue to brokers, banks and other entities instructions to purchase, sell, exchange, convert, trade, borrow, pledge and otherwise generally deal in and with any security instrument or other asset for the account of the Fund; (ii) hire at the Subadviser’s own expense, consultants, advisers, accountants, attorneys or any other person or firm performing similar functions, to assist the Subadviser in providing services to the Funds on any and all matters deemed appropriate by the Subadviser.

3.              Disclosure about Subadviser and Fund(s). The Subadviser represents that it has reviewed the current Registration Statement and agrees to promptly review future amendments to the Registration Statement, including any supplements thereto, that have been provided by the Investment Adviser to the Subadviser and which directly relate to the Subadviser or the Subadviser’s management of a Fund, Subadviser represents and warrants that solely with respect to such disclosure, based on the Subadviser’s knowledge, any such portion of the Registration Statement contains as of the date hereof, and will contain as of the date of any Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly of any material fact about the Subadviser and/or the Fund, known to the Subadviser respecting or relating to the Subadviser’s management of a Fund, that is not contained in the Registration Statement or a Fund’s Prospectus, or any amendment or supplement thereto, or of any statement respecting or relating to the Subadviser and/or the Subadviser’s management of the Fund contained therein that becomes untrue in any material respect.

With respect to the disclosure relating to the Subadviser’s management of a Fund, the Subadviser represents and agrees that, to the best of its knowledge, the description in a Fund’s Prospectus and SAI, including its goal, investment strategies and risks (the “Fund Description”), as of the date of this Agreement and as of the date of any Registration Statement or supplement thereto, is consistent with the manner in which the Subadviser intends to manage the Fund, and the identification of risks disclosed is inclusive of all material risks known to the Subadviser that are expected to arise in connection with the manner in which the Subadviser intends to manage the Fund. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly in the event that the Subadviser becomes aware that a Fund Description is inconsistent in any material respect with the manner in which the Subadviser is managing the Fund, and in the event that the identified risks are inconsistent in any material respect with the risks known to the Subadviser that arise in connection with the manner in which the Subadviser is managing the Fund. In addition, the Subadviser agrees to comply with the Investment Adviser’s reasonable request for information regarding the personnel of the Subadviser who are responsible for the day-to-day management of a Fund’s assets.

The Subadviser further agrees to promptly review any information to be included in shareholder reports required under Section 30(e) of the 1940 Act, marketing materials or any other materials (“Other Materials”) which relate to the Subadviser or a Fund as requested by the Investment Adviser. The Subadviser represents and warrants that, solely with respect to the disclosure relating to the Subadviser or the Fund that the Subadviser has provided to the Trust for inclusion in Other Materials, including any performance information (such as Subadviser’s composite/comparable account performance, if any) that the Subadviser provides which is included in  or serves as the basis for information included in the Other Materials, to the best of its knowledge, such portion of the Other Materials contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly of any material fact known to the Subadviser whose omission would make the disclosure in the Other Materials provided by Subadviser misleading in light of the circumstances under which such statements were made, or of any statement contained therein that becomes untrue in any material respect.

4.            Representations and Warranties of the Investment Adviser. The Investment Adviser represents and warrants to the Subadviser that: (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, (ii) it is duly organized and validly existing, and is authorized to enter into this Agreement and to perform its obligations hereunder; (iii) neither the execution or delivery of this Agreement by the Investment Adviser nor its performance of its obligations hereunder shall conflict with, violate, breach or constitute a default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which the Investment Adviser is a party or by which it is bound or to which any of its assets are subject or any applicable statute, law, rule, regulation, order or other legal requirement applicable to the Investment Adviser or any of its assets; (iv) the most recent Registration Statement or amendment, with respect to the disclosure about the Investment Adviser or information relating, directly or indirectly, to the Investment Adviser, contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact, which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; (v) prior to the execution of this Agreement, it has received a copy of the Subadviser’s current Form ADV Part 2 and (vi) it has claimed an exemption from registration under the Commodity Exchange Act pursuant to Rule 4.5 of the CFTC for each Fund.

5.                Expenses. The Subadviser shall bear all expenses that it incurs in connection with the performance of its services under this Agreement, including but not limited to salaries, overhead, travel, preparation of Board materials, review of marketing materials relating to Subadviser or other information provided by Subadviser to the Investment Adviser and/or the Trust’s Distributor, and marketing support provided by the Subadviser. These expenses shall not include brokerage fees or commissions in connection with the effectuation of securities or other investment transactions for the Funds. The Subadviser shall also bear, at its expense, any fees or costs associated with regulatory investigations or litigation arising from or pertaining to (i) the investment advisory services provided by the Subadviser under the Agreement (but excluding litigation for services provided and/or fees charged by the Investment Adviser); and (ii) the Subadviser’s general business operations that require the involvement or participation of the Investment Adviser, the Trust, and/or any affiliated person of the Trust.

Subadviser agrees to pay to the Investment Adviser the cost of generating a regulatory filing or revised marketing material for the Funds, which includes preparation, filing, printing, and distribution (including mailing) of the document(s) as applicable, if the Subadviser makes any changes that require immediate disclosure in the prospectus or any required documents, including changes to its structure or ownership, to investment personnel, to investment style or management, or otherwise (“Changes”), and at the time of notification to the Trust by the Subadviser of such Changes, the Trust is not generating a supplement for other purposes or the Trust does not wish to add such Changes to a pending supplement; provided, however, that payment for any event (except for information statements required to be issued resulting from a change of control of the Subadviser under the 1940 Act and any proxy statements) exceeding Ten Thousand Dollars ($10,000.00) will require agreement by Subadviser, and Investment Adviser shall provide written support for any such cost at Subadviser’s request.  In the event two or more subadvisers each require a supplement simultaneously, the expense of each supplement will be shared pro rata with such other subadviser(s) based upon the number of pages required by each such subadviser.  The Investment Adviser will notify Subadviser if any Funds covered under this Agreement are either (i) no longer underlying funds of a funds of funds structure whose sole shareholders consist of other registered funds of the Trust or (ii) are sold directly to contract owners or other types of beneficial owners.  All other expenses not specifically assumed by the Subadviser hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Fund of the Trust. The Trust, the Subadviser and the Investment Adviser shall not be considered as partners or participants in a joint venture.

6.                Compensation. For the services provided and the expenses borne by the Subadviser pursuant to this Agreement, the Investment Adviser will pay to the Subadviser a fee as provided in Exhibit A of this Agreement. This fee will be computed by the Investment Adviser, accrued daily and payable monthly. The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the Agreement was in effect.

7.                Seed Money. The Investment Adviser agrees that the Subadviser shall not be responsible for providing money for the initial capitalization of any Fund.

8.                Compliance. The Subadviser agrees that it shall promptly notify the Investment Adviser and the Trust (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Subadviser, placed limitations upon its activities, functions or operations, suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to have a materially adverse effect on the Subadviser’s ability to manage a Fund; or (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code. The Subadviser represents that its policies and procedures upon which it relies to perform its responsibilities under this Agreement are reasonably designed to prevent violation of the federal securities laws by the Subadviser.

The Investment Adviser agrees that it shall immediately notify the Subadviser (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Investment Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Investment Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to have a material adverse effect on the Subadviser’s ability to manage a Fund; or (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code.  The Investment Adviser represents that its policies and procedures upon which it relies to perform its responsibilities under this Agreement are reasonably designed to prevent violation of the federal securities laws by the Investment Adviser.

9.                Independent Contractor. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have no authority to act for or represent the Investment Adviser in any way or otherwise to be deemed its agent. The Subadviser understands that unless provided herein or authorized from time to time by the Trust, the Subadviser shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust’s agent.

10.             Books and Records. In compliance with the requirements of and to the extent required by Section 31(a) of the 1940 Act and the rules thereunder, Advisers Act Rule 204-2, CFTC Regulations 4.23 and 4.33, and NFA Rule 2-10, the Subadviser  hereby agrees that although Subadviser does not maintain the official books and records for the Fund(s), all records which it maintains for the Fund(s) based on the services provided by Subadviser pursuant to this Agreement are the property of the Trust and further agrees to promptly provide copies to the Trust any of such records upon the Trust’s or the Investment Adviser’s request, including requests made upon or following termination of this Agreement (unless other dispensation of such records is mutually agreed by the parties) for so long as Subadviser is required to maintain such records in accordance with applicable law and Subadviser’s policies and procedures. Subadviser may, at its own expense, make and retain a copy of such records.

11.             Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to the services provided by the Subadviser under this Agreement.

12.             Responsibility and Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Trust reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Subadviser, provided, however, that the Subadviser shall not be liable for any losses to the Trust resulting from the Trust’s direction, or from the Trust’s disapproval of any action proposed to be taken by the Subadviser.

13.             Delegation; Services Not Exclusive. In rendering the services required under this Agreement, Subadviser may, consistent with applicable law and regulations, from time to time, employ, delegate, or associate with itself such affiliated or unaffiliated person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement; provided, however, that any such delegation shall not involve any such person serving as an “investment adviser” to the Fund within the meaning of the 1940 Act unless otherwise consented to by the Investment Adviser, subject to approval of the Board of Trustees (the “Board”) of the Funds, to the extent required by the 1940 Act.  Subadviser shall remain liable to the Investment Adviser and the Trust for the performance of Subadviser’s obligations hereunder and for the acts and omission of such other person consistent with the provisions of this Agreement, and the Investment Adviser shall not be responsible for any fees that any such person may charge to Subadviser for such services. Subadviser is authorized to engage affiliates to provide accounting and/or other administrative services related to the Funds.  It is understood that the services of the Subadviser and the firm’s employees are not exclusive, and nothing in this Agreement shall prevent the Subadviser (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund(s)), or from engaging in other activities.

14.          Liability.

(a) Except as may otherwise be required by the provisions of this Agreement (including under Section 15), the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Subadviser, any affiliated person of the Subadviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Subadviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Subadviser’s willful misfeasance, bad faith, or gross negligence in the performance of the Subadviser’s duties, or by reason of reckless disregard of the Subadviser’s obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or Investment Adviser may have under federal or state securities laws.  In addition, Subadviser shall be liable for any damages, expenses, or losses in connection with any act or omission arising out of any services rendered by third parties that Subadviser hires in connection with fulfilling Subadviser’s obligations under this Agreement to the same extent that Subadviser would be liable for such damages, expenses or losses under this Section 14 and Section 15 if the Subadviser had performed such act or omission directly.  In no event will the Subadviser or its affiliates have any responsibility for (i) any other fund of the Trust, for any portion of the Funds not managed by the Subadviser, or for the acts or omissions of any other sub-investment adviser not appointed by the Subadviser to the Trust or Funds; (ii) any consequential and indirect damages or any loss incurred by reason of any act or omission of any broker or dealer or other trading facility with respect to the Funds; provided, however, that Subadviser will be responsible for the acts and omissions of a broker or dealer or other trading facility selected by Subadviser if Subadviser’s selection or supervision of such broker or dealer or other trading facility constitutes willful misfeasance, bad faith, or gross negligence in the performance of Subadviser’s duties or reckless disregard of Subadviser’s obligations and duties under this Agreement.  In addition, in no event will the Subadviser or its affiliates have any responsibility for any loss resulting from anything done or omitted to be done in good faith reliance on any written instructions from Investment Adviser or any authorized representative thereof, and Investment Adviser agrees to indemnify Subadviser and hold it harmless from any losses or liabilities incurred as a result of Subadviser acting in good faith on the basis of such instructions.

(b) Except as may otherwise be required by the provisions of this Agreement (including under Section 15), the 1940 Act or the rules thereunder or other applicable law, the Subadviser agrees that the Trust and the Investment Adviser, any affiliated person thereof, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Trust or Investment Adviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Trust’s or Investment Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of the Trust’s or Investment Adviser’s obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Subadviser may have under federal or state securities laws.

15.          Indemnification.

(a) The Subadviser agrees to indemnify and hold harmless the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act (“affiliated person”) of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Investment Adviser (collectively, “PL Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser’s responsibilities to the Trust which (i) are based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Subadviser’s obligations and/or duties under this Agreement by the Subadviser or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of the Subadviser (other than a PL Indemnified Person), (ii) are based upon the Subadviser’s (or its agent’s or delegate’s) material breach of any provision of this Agreement, including material breach of any representation or warranty, (iii) are based upon any untrue statement of a material fact contained in a current Registration Statement or current prospectus covering the shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person), or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided, however, that in no case is the Subadviser’s indemnity in favor of the PL Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

(b) The Investment Adviser agrees to indemnify and hold harmless the Subadviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Subadviser and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Subadviser (collectively, “Subadviser Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Subadviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser’s responsibilities as Investment Adviser of the Trust which (i) are based upon any willful misfeasance, bad faith or gross negligence, or reckless disregard of, the Investment Adviser’s obligations and/or duties under this Agreement by the Investment Adviser or by any of its directors, officers, or employees or any affiliate or agent or delegate acting on behalf of the Investment Adviser (other than a Subadviser Indemnified Person), (ii) are based upon the Investment Adviser’s (or its agent’s or delegate’s) material breach of any provision of this Agreement, including material breach of any representation or warranty, (iii) are based upon any untrue statement of a material fact contained in a Registration Statement or prospectus covering the shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person), or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided however, that in no case is the Investment Adviser’s indemnity in favor of the Subadviser Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

16.             Duration and Termination. This Agreement shall become effective as of the date of execution first written above, and shall continue in effect for two years and continue thereafter on an annual basis with respect to the Fund(s); provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by the vote of a majority of the outstanding voting shares of each respective Fund, and provided that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or “interested persons” (as such term is defined in the 1940 Act) of the Trust, the Investment Adviser, or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated in its entirety or with respect to any Fund:

(a)            by the Trust upon a vote of a majority of the Board or upon a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, upon a vote of a majority of the outstanding voting shares of such Fund, at any time without payment of any penalty, upon sixty (60) days’ prior written notice to the Subadviser and the Investment Adviser;

(b)                                    by the Subadviser at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Investment Adviser and the Trust.

(c)            by the Investment Adviser at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Subadviser and the Trust.

This Agreement will terminate automatically in event of its assignment under the 1940 Act and any rules adopted by the SEC thereunder, but shall not terminate in connection with any transaction not deemed an assignment under the 1940 Act. In the event this Agreement is terminated or is not approved in the manner described above (i) Subadviser agrees to provide final reports, certification and assistance called for pursuant to paragraphs 2(c), 2(h), 2(i), 2(j), 2(k), 2(n), 2(p), and 2(q) within a reasonable period of time, as agreed by the Parties, following termination; and (ii) paragraph 2(h) for a period of six years, and Sections 10, 14, 15, 17, 18, 19, 20 and 21 of this Agreement as well as any applicable provision of this Paragraph numbered 16 shall remain in effect.

17.          Use of Name.

(a) It is understood that the name “Pacific Life Insurance Company,” “Pacific Life Fund Advisors LLC,” and “Pacific Funds Series Trust,” any abbreviated forms and derivatives thereof and any logos associated with those names (including, without limitation, the whale logo) are the valuable property of the Investment Adviser and its affiliates, and that the Subadviser shall not use such names (or abbreviations, derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to the Trust and/or the Fund(s).  Upon termination of this Agreement, the Subadviser shall forthwith cease to use such names (or abbreviations, derivatives or logos).

(b) It is understood that the name “FIAM LLC,” any abbreviated forms and derivatives thereof and any logo associated with that name is the valuable property of the Subadviser and that the Trust and the Investment Adviser have the right to use such name (or derivative or logo), in the Trust’s prospectus, SAI and Registration Statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Subadviser is a Subadviser to the Trust and/or a Fund, provided, however, that the Trust may continue to use the name of the Subadviser in its Registration Statement and other documents to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation.

i.                     Except as provided below, neither the Trust nor the Investment Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without prior approval of the Subadviser, which approval shall not be unreasonably withheld.

ii.                 During the term of this Agreement, the Investment Adviser shall have permission to use (a) the Subadviser’s full legal name, “FIAM LLC” and the Fidelity Investments logo (collectively, the “Marks”) in connection with the sale and marketing of the Funds.  Investment Adviser shall provide to the Subadviser examples of the proposed materials bearing any Marks (collectively, “Materials”) for the Subadviser’s prior review and written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Subadviser or its affiliates(s) shall review and provided feedback, if any, on the proposed use as soon as possible, but in any event within ten (10) business days following Subadviser’s receipt of submitted Materials bearing any Marks.

iii.             Notwithstanding anything contained herein to the contrary, the Investment Adviser may use the Subadviser’s name, “FIAM LLC” in any Materials when referring to the Subadviser in a factual manner without the need to seek the Subadviser’s, or an affiliate’s, written consent.

iv.             Upon termination or expiration of this agreement, the Investment Adviser shall immediately cease all use of the Marks. Upon such termination or expiration of this Agreement, Investment Adviser shall either provide copies of all Materials bearing any Marks to the Subadviser or certify as to the destruction of all such Materials.

v.                 The Parties agree that, in order to streamline the review and approval process for any Materials bearing the Marks, one or more templates for such Materials may be provided to Subadviser for Subadviser’s prior review and approval. Once a template for a particular type of Material has been approved by Subadviser in accordance with this Agreement (each, an “Approved Template”), all materials of the same type or class based on the Approved Template shall be considered approved by Subadviser and Investment Adviser shall not be required to separately submit each example of such Materials to Subadviser for its review or approval; provided, however, that no material change relating to the Subadviser’s Marks is made by Investment Adviser as compared to that shown in an Approved Template.

vi.             Investment Adviser shall, upon Subadviser’s request, and without charge to Subadviser, supply copies of any Materials bearing any of the Subadviser’s Marks.

18.             Limitation of Liability. A copy of the Declaration of Trust for the Trust, and any amendments thereto, is on file with the Secretary of the State of Delaware.  The Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually.  The obligations of this Agreement with respect to a Fund shall be binding upon the assets and property of each such Fund individually, and not jointly, and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Trust individually, or upon the Trust generally or upon any other fund of the Trust. For the avoidance of doubt, obligations of the Investment Adviser hereunder are solely binding upon the Investment Adviser.

19.             Notices. All notices, consents, waivers, and other communications under the Agreement, as amended, shall be in writing and shall be given first via email to the addresses noted below and then by personal delivery to the applicable party (which includes via hand delivery service or a reliable nationally recognized overnight delivery or mail service, each of which shall provide evidence of receipt to the applicable parties) at the addresses noted below, or at such other address as each party hereto may direct by notice given in accordance with this paragraph.  All notices shall be deemed effective the next business day following delivery in accordance with this paragraph. Investment Adviser and Subadviser each acknowledges its consent to electronic delivery, including via email, of any notices provided in this paragraph and/or provided by one to the other related to services provided under this Agreement.  Either party may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the other.

(a)                               if to the Subadviser, to:

FIAM LLC

900 Salem Street, OT3N1

Smithfield, RI  02917

Attention: Casey Condron

Email: Casey.Condron@fmr.com

Telephone number: (401) 292-7764

(b)                              with a copy to:

Fidelity Investments
900 Salem Street, OT1N3
Smithfield, RI 02917
Attention: Andrea O’Keefe, Legal Counsel
Email: Andrea.Okeefe@fmr.com
Telephone number: (401) 292-6504

(c)                               if to the Investment Adviser, to:

Pacific Life Fund Advisors LLC

700 Newport Center Drive

Newport Beach, CA 92660

Attention: Robin S. Yonis, Vice President and Fund Advisor General Counsel

Email: ContractNotifications@PacificLife.com

Telephone number: (949) 219-6767

(d)                             if to the Trust, to:

Pacific Funds Series Trust

c/o Pacific Life Insurance Company

700 Newport Center Drive

Newport Beach, CA 92660

Attention: Robin S. Yonis, Vice President and General Counsel

Email: ContractNotifications@PacificLife.com

Telephone number: (949) 219-6767

20.          Miscellaneous.

(a)         This Agreement shall be governed by the laws of Delaware, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. Unless the context otherwise requires it, the term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.  The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of Delaware for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

(b)                                       The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c)                                        To the extent permitted under Section 16 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.

(d)                                       If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.  To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(e)                                        This Agreement may be executed in several counterparts, including by electronic signature, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

(f)                                         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Agreement. Any amendment of this Agreement shall be subject to the 1940 Act.

(g)                                        Investment Adviser agrees to provide to Subadviser, as Subadviser may reasonably request, or as otherwise required by Rule 206(4)-5 under the Advisers Act, (i) certification that the Funds are not Covered Investment Pools, as defined in Rule 206(4)-5(f)(3), or (ii) in the event that a Fund becomes a Covered Investment Pool, a list of Government Entities invested in the Fund.

21.                 Confidentiality. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party (“Confidential Information”). Such Confidential Information includes but is not limited to information about business operations, investment activities, non-public Fund portfolio holdings, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party.  Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees and affiliates who reasonably require access to such Confidential Information for the purpose of providing services under this Agreement and shall not disclose such Confidential Information to any third parties except without the prior consent of the discloser, except as otherwise expressly allowed under this Agreement and for a limited number of employees, attorneys, accountants and other advisers of the recipient and its affiliates on a need-to-know basis and solely for the purposes of rendering services under this Agreement.  To the extent a party discloses Confidential Information to a third party, as permitted herein, such disclosing party (a) shall ensure that, prior to such disclosure, the recipient third party is subject to commercially reasonable confidentiality obligations in writing with respect to the disclosed Confidential Information (or such other provisions as specified under this Agreement) and (b) shall be deemed in breach of this Section 21 for any unauthorized disclosure of Confidential Information by such recipient third party. Confidential Information shall not include anything that (1) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed.  In the event that a recipient of Confidential Information is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any of the discloser’s Confidential Information, the recipient will give the discloser prompt written notice of such request or requirement to allow the discloser an opportunity to obtain a protective order or otherwise obtain assurances that confidential treatment will be accorded to such Confidential Information.  In the event that such protective order or other remedy is not obtained, disclosure shall be made of only that portion of the Confidential Information that is legally required to be disclosed.  All Confidential Information disclosed as required by law shall nonetheless continue to be deemed Confidential Information.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

FIAM LLC

By: /s/ Brad Sweeney
Name: Brad Sweeney
Title: VP, Business Development Desk

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President